INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant  / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE DUN & BRADSTREET CORPORATION
- ------------------------------------------------------------------------------
                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           THE DUN & BRADSTREET CORPORATION
- ------------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

D&B LOGO
                                             200 Nyala Farms, Westport, CT 06880










                                               March 11, 1994



Dear Shareowner:

     You are cordially invited to attend the 1994 Annual Meeting of Shareowners of The Dun & Bradstreet Corporation on Tuesday, April 19, 1994 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1993 also is enclosed, together with "Agents of Change" which focuses on innovation and change at Dun & Bradstreet.

     Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

Sincerely,



CHARLES W. MORITZ                          ROBERT E. WEISSMAN
Chairman                                   President and Chief Executive Officer

D&B LOGO
                                        200 Nyala Farms, Westport, CT 06880




NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of The Dun & Bradstreet Corporation will be held on Tuesday, April 19, 1994 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

     1. To elect three Class I directors for a three-year term.

     2. To consider and vote upon appointment of independent public accountants to audit the Company's consolidated financial statements for 1994.

     3. To consider and vote upon a Shareowner proposal regarding implementation of the MacBride Principles in Northern Ireland.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

     The Board of Directors has fixed the close of business on February 18, 1994 as the record date for determination of Shareowners entitled to notice of, and to vote at, the meeting.



                                        By Order of the Board of Directors,


                                        SHIRLEY A. FORSBERG, Secretary



Dated: March 11, 1994

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Dun & Bradstreet Corporation ("Dun & Bradstreet") of proxies for the Annual Meeting of Shareowners to be held on April 19, 1994. Dun & Bradstreet and its subsidiaries are referred to herein, in the Notice of Annual Meeting and in the form of proxy/voting instruction card ("proxy") as the "Company". These proxy materials are being mailed to Shareowners commencing approximately March 11, 1994. The principal executive offices of Dun & Bradstreet are located at 200 Nyala Farms, Westport, Connecticut 06880 and its telephone number is (203) 222-4200.

     Sending in a signed proxy will not affect a Shareowner's right to attend the meeting and vote in person. Any Shareowner giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Dun & Bradstreet, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein.

     The preceding paragraph does not apply to a participant in the Dun & Bradstreet Profit Participation Plan (the "PPP") or the DonTech Profit Participation Plan (the "DPPP"). If such a participant has contributions invested in Dun & Bradstreet Common Stock, the proxy will serve as a voting instruction for the trustee of the PPP and DPPP, as well as a proxy for any shares registered in the participant's own name. Fractional shares held by a participant in the PPP or DPPP are not printed on the proxy but will be voted by the trustee as if included thereon. If a proxy covering shares in the PPP or DPPP has not been received prior to April 12, 1994, the trustee will vote those PPP or DPPP shares in the same proportion as the respective PPP or DPPP shares for which it has received instructions.

     A proxy which is signed and returned by a Shareowner of record or a participant in the PPP or DPPP without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

     In connection with proxy soliciting material mailed to Shareowners, associates of Dun & Bradstreet may communicate with Shareowners personally or by telephone, telegraph or mail to solicit their proxies. Dun & Bradstreet also has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Dun & Bradstreet will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

     Shareowners of record at the close of business on February 18, 1994 are eligible to vote at the meeting. As of the close of business on February 18, 1994, Dun & Bradstreet had outstanding 170,235,270 shares of Common Stock, including 2,166,478 shares held by the trustee under the PPP and 91,248 shares held by the trustee under the DPPP. Each such share will be entitled to one vote. Additional shares held in Dun & Bradstreet's treasury at February 18, 1994, amounting to 18,171,543 shares of Common Stock, will not be voted.

     Dun & Bradstreet's by-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at meetings of Shareowners. Shares that are present in person or represented by proxy but that abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.

     With respect to the three matters to come before the Shareowners at the Annual Meeting, (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote and (ii) both the appointment of independent public accountants and the Shareowner proposal on implementation of the MacBride Principles shall be determined by the affirmative vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the

Shareowner properly withholds authority to vote for such nominee or broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to either of the other two matters to be voted upon, if the Shareowner abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.


                             ELECTION OF DIRECTORS

     The members of the Board of Directors of Dun & Bradstreet are classified into three classes, one of which is elected at each Annual Meeting of Shareowners to hold office for a three-year term and until successors of such class are elected and have qualified.

     The Board of Directors has nominated Messrs. Hall Adams, Jr., Michael R. Quinlan and Robert E. Weissman for election as Class I Directors at the 1994 Annual Meeting for a three-year term expiring at the 1997 Annual Meeting of Shareowners. Messrs. Quinlan and Weissman were elected directors at the 1991 Annual Meeting of Shareowners. Mr. Adams was elected a director by the Board of Directors, effective February 1, 1992. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

     Mr. Kingman Douglass, who was re-elected as a Class I Director at the 1991 Annual Meeting of Shareowners, has reached age 70 and, in accordance with Board policy, will retire from the Board on April 19, 1994, the date of the 1994 Annual Meeting of Shareowners. Mr. John C. Holt, who was re-elected as a Class I Director at the 1991 Annual Meeting of Shareowners, resigned as a director and as Executive Vice President-Global Resources of Dun & Bradstreet, effective January 17, 1994, and, therefore, has not been nominated for election at the 1994 Annual Meeting of Shareowners.

     Except where otherwise instructed, proxies will be voted for election of all the nominees, all of whom are now members of the Board. Should any nominee for the office of director be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment.

     With respect to directors who are officers of Dun & Bradstreet, the following information concerning positions with Dun & Bradstreet does not include positions as officers or directors of subsidiaries of Dun & Bradstreet which are part of the responsibilities of such persons and for which such persons receive no separate compensation.

     The following information as to principal occupations during the last five years, and other directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940, is based upon information furnished by each person and is correct to the best knowledge of Dun & Bradstreet.

                      NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 1997 ANNUAL MEETING:

                           Positions with           Director      Principal Occupation                Other
   Name                   Dun & Bradstreet           Since       During Last Five Years      Age   Directorships
   ----                  ----------------           ---------    ----------------------      ---   -------------
Hall Adams, Jr.              Director                 1992       Former Chairman of the      60    McDonald's
                                                                 Board, Chief Executive            Corporation; Sears,
                                                                 Officer, Leo Burnett              Roebuck and Co.
                                                                 Company, Inc., Chicago,
                                                                 IL (advertising agency)
                                                                 1/1/87 to 12/31/91.

Michael R. Quinlan           Director                 1989       Chairman, Chief             49    McDonald's
                                                                 Executive Officer,                Corporation; The May
                                                                 McDonald's Corporation,           Department Stores
                                                                 Oak Brook, IL (quick              Company.
                                                                 service restaurants)
                                                                 3/31/90 to present;
                                                                 President, Chief
                                                                 Executive Officer
                                                                 3/1/87 to 3/30/90;
                                                                 President, Chief
                                                                 Operating Officer
                                                                 6/15/82 to 2/28/87.

Robert E.Weissman            President, Chief         1981       President, Chief            53    State Street Boston
                             Executive                           Executive Officer, The            Corporation.
                             Officer, Director                   Dun & Bradstreet
                                                                 Corporation 1/1/94 to
                                                                 present; President,
                                                                 Chief Operating Officer
                                                                 1/1/85 to 12/31/93.

                    CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1995 ANNUAL MEETING:

                           Positions with           Director            Principal Occupation                   Other
   Name                   Dun & Bradstreet           Since             During Last Five Years     Age      Directorships
   ----                   ----------------           ------            ----------------------     ---      -------------
Clifford L.               Director                    1993            President, Alexander &      60      MCI Communications
 Alexander, Jr.                                                       Associates, Inc.,                   Corporation; Dreyfus
                                                                      Washington, D.C.                    Third Century Fund;
                                                                      (consulting firm                    Dreyfus General
                                                                      specializing in work-force          Family of Funds;
                                                                      inclusiveness) 1/81 to              Dreyfus Premier
                                                                      present.                            Family of Funds;
                                                                                                          Equitable Resources,
                                                                                                          Inc.; Mutual of
                                                                                                          America Life
                                                                                                          Insurance Company;
                                                                                                          American Home
                                                                                                          Products Corp.

Mary Johnston Evans       Director                    1990            Former Vice Chairman of       64    Baxter International
                                                                      the Board, Amtrak                   Inc.; Delta Air
                                                                      (National Railroad                  Lines, Inc.;
                                                                      Passenger Corporation),             Household
                                                                      Washington, D.C. 1975 to            International, Inc.;
                                                                      1979.                               Sun Company, Inc.;
                                                                                                          Scudder AARP Funds;
                                                                                                          Scudder New Europe
                                                                                                          Fund.

John R. Meyer            Director                     1967           Professor, Harvard            66     Union Pacific
                                                                     University 7/1/73 to                 Corporation; Missouri
                                                                     present.                             Pacific Railroad
                                                                                                          Company; The Mutual
                                                                                                          Life Insurance
                                                                                                          Company of New York.

              CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1995 ANNUAL MEETING:--(CONTINUED)

                             Positions with             Director        Principal Occupation                  Other
   Name                     Dun & Bradstreet             Since         During Last Five Years      Age      Directorships
   ----                     ----------------            ------         ----------------------      ---      -------------
Charles W. Moritz             Chairman,                  1979          Chairman of the             57
                              Director                                 Board, The Dun &
                                                                       Bradstreet
                                                                       Corporation 1/1/94 to
                                                                       present; Chairman of
                                                                       the Board, Chief
                                                                       Executive Officer
                                                                       1/1/85 to 12/31/93.

James R. Peterson            Director                    1977          Former President,           66       WMX Technologies,
                                                                       Chief Executive                      Inc.
                                                                       Officer, The Parker
                                                                       Pen Company,
                                                                       Janesville, WI
                                                                       (writing instruments
                                                                       and temporary help
                                                                       services) 1/1/82 to
                                                                       1/31/85.





              CLASS III DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1996 ANNUAL MEETING:

                     Positions with       Director        Principal Occupation                          Other
   Name             Dun & Bradstreet       Since         During Last Five Years             Age      Directorships
   ----             ----------------       ------     -----------------------------         ---      -------------

Robert A. Hanson       Director            1991       Former Chairman of the Board,         69     The Procter & Gamble
                                           Also       Deere & Company, Moline, IL                  Company; Merrill
                                           1980-      (farm and industrial equipment)              Lynch & Co., Inc.;
                                           1989       10/26/82 to 5/31/90; Chief                   R.R. Donnelley &
                                                      Executive Officer 8/20/82 to                 Sons Company.
                                                      8/31/89.

Robert J. Lanigan      Director            1978       Chairman Emeritus,                    65     Owens-Illinois,
                                                      Owens-Illinois, Inc., Toledo, OH             Inc.; Sonat, Inc.;
                                                      (glass, paper, plastics and                  Sonat Offshore
                                                      other packaging products)                    Drilling Inc.;
                                                      1/24/92 to present; Chairman of              Chrysler
                                                      the Board 4/18/84 to 10/15/91;               Corporation.
                                                      Chief Executive Officer 1/1/84
                                                      to 9/30/90.

Vernon R. Loucks, Jr.  Director            1978       Chairman of the Board, Chief          59     Baxter International
                                                      Executive Officer, Baxter                    Inc.; Emerson
                                                      International Inc., Deerfield,               Electric Co.; The
                                                      IL (medical care products and                Quaker Oats Company;
                                                      services) 9/16/87 to present;                Anheuser-Busch
                                                      Chairman, President, Chief                   Companies, Inc.
                                                      Executive Officer 7/20/87 to
                                                      9/15/87; President, Chief
                                                      Executive Officer 5/3/80 to
                                                      7/19/87.

Volney Taylor          Executive Vice      1984       Executive Vice President, The         54
                       President,                     Dun & Bradstreet Corporation
                       Director                       2/1/82 to present.

                     COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board of Directors reviews the scope of the audits of the Company's internal audit staff, receives an annual summary of the results of such audits and reviews the scope of the audit of the Company's consolidated financial statements by independent public accountants and their report on such audit. The Audit Committee consists of Messrs. Lanigan (Chairman), Adams, Hanson, Loucks, Meyer and Quinlan. The Audit Committee held three meetings during 1993.

     The Executive Compensation and Stock Option Committee of the Board of Directors establishes, changes and revises all compensation arrangements for certain executives of the Company consistent with a statement of executive compensation philosophy adopted by the Board of Directors and subject to the Committee's own rules of procedure and such limitations as it may adopt. The Committee has further authority, consistent with the provisions of the Company's 1991 Key Employees Stock Option Plan, the Key Employees Performance Unit Plan, the Corporate Management Incentive Plan and the 1989 Key Employees Restricted Stock Plan, to select participants under the plans, to determine the number of shares to be covered by options and the provisions of performance units granted and generally to conduct and administer the plans and make all determinations in connection therewith as may be necessary or advisable. The Executive Compensation and Stock Option Committee consists of Messrs. Peterson (Chairman), Douglass, Hanson, Lanigan and Loucks. The Executive Compensation and Stock Option Committee held ten meetings during 1993.

     The Nominating Committee of the Board of Directors screens candidates for membership on the Board of Directors and makes recommendations to the Board of Directors. Shareowners' recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee; the Committee has not adopted formal procedures for the submission of such recommendations. However, Shareowners may recommend nominees for membership on the Board of Directors to the Nominating Committee by submitting the names in writing to: Kingman Douglass, Chairman of the Nominating Committee, c/o The Dun & Bradstreet Corporation, 200 Nyala Farms, Westport, CT 06880. The Nominating Committee consists of Messrs. Douglass (Chairman), Alexander, Lanigan, Loucks, Quinlan and Mrs. Evans. The Nominating Committee held one meeting during 1993.

     In addition to the foregoing, the Board of Directors has the following committees: the Employee Benefits Committee, consisting of Messrs. Quinlan (Chairman), Alexander, Douglass, Meyer, Moritz, Peterson and Mrs. Evans; the Executive Committee, consisting of Messrs. Moritz (Chairman), Meyer and Weissman; the Finance Committee, consisting of Messrs. Loucks (Chairman), Adams, Alexander, Douglass, Hanson, Moritz, Peterson and Quinlan; and the Policy and Planning Committee, consisting of Mr. Meyer (Chairman) and all directors. During 1993, the following numbers of meetings of these committees were held: one meeting of the Employee Benefits Committee, no meetings of the Executive Committee, seven meetings of the Finance Committee and one meeting of the Policy and Planning Committee.

     Nine regularly scheduled meetings and four special meetings of the Board of Directors were held during 1993. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served.


                     APPOINTMENT OF AND RELATIONSHIP WITH
                        INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of Dun & Bradstreet has, subject to approval by the Shareowners, appointed Coopers & Lybrand as independent public accountants to audit the consolidated financial statements of the Company for the year 1994. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND.

     Coopers & Lybrand also acted as independent public accountants for 1993. In connection with its audit of the consolidated financial statements of the Company, Coopers & Lybrand also audited the separate financial statements of certain subsidiaries, audited the financial statements of various benefit plans of the Company, reviewed certain filings with the Securities and Exchange Commission ("SEC") and performed certain non-audit services.

     The Audit Committee has reviewed each professional service provided by Coopers & Lybrand during 1993 and the types of professional non-audit services which may be provided by it in the future, and has concluded that the

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
performance of non-audit services does not affect the independence of Coopers & Lybrand in its audit of the Company's consolidated financial statements.

     A representative of Coopers & Lybrand is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.


                     SHAREOWNER PROPOSAL ON IMPLEMENTATION
                          OF THE MACBRIDE PRINCIPLES

     The New York City Employees' Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, the beneficial owner ("Owner") of 535,920 shares of Dun & Bradstreet Common Stock ("Shares") on January 24, 1994; the New York City Teachers' Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 330,600 Shares on January 24, 1994; the New York City Fire Department Pension Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 44,321 Shares on January 24, 1994; the New York City Police Pension Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 146,519 Shares on January 24, 1994; the Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, Owner of 31,000 Shares on November 5, 1993; the Sisters of Saint Dominic, 1 Ryerson Avenue, Caldwell, New Jersey 07006, Owner of at least 100 Shares on November 5, 1993; and The Boston Province of the Sisters of Notre Dame de Namur, Inc., Post Office Box 112, Boston, Massachusetts 02117, Owner of 1,800 Shares on November 8, 1993, have advised the Company that they will introduce at the meeting the following proposal and statement in support thereof. The Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, Minnesota 55155, Owner of 163,126 Shares on October 12, 1993; the Sisters of Charity of the Incarnate Word Health Care System, 2600 North Loop West, Houston, Texas 77092, Owner of 39,500 Shares on December 27, 1993; and the New York State Common Retirement Fund, c/o State Comptroller, State of New York, Office of the State Comptroller, A. E. Smith State Office Building, Albany, New York 12236, Owner of 1,134,800 Shares on November 8, 1993, have advised the Company that they intend to co-sponsor such proposal.


SHAREOWNER PROPOSAL

     WHEREAS, Dun and Bradstreet Corporation operates a wholly-owned subsidiary in Northern Ireland, Dun and Bradstreet Ltd. of Belfast;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groupings.

     5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.


SUPPORTING STATEMENT

     Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

     In May 1986, the United States District Court ruled in NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility."

     An endorsement of the MacBride Principles by Dun and Bradstreet will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns.


OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

     In its statements opposing the adoption of identical Shareowner proposals presented at the 1989, 1990, 1991, 1992 and 1993 Annual Meetings of Shareowners, your Board of Directors confirmed the Company's long-standing commitment to equal opportunity in employment and pointed to the Company's firm policy that employment opportunities be extended to applicants and associates on an equal basis, regardless of an individual's race, creed, color, national origin, religion, age, sex or handicap. We confirm that this commitment and policy have not changed over the past year and that they are strongly supported by your Board of Directors.

     The Company's presence in Northern Ireland is limited to a small branch office of Dun & Bradstreet Limited (Irl.) ("D&B Ireland"), which is located in Bangor, Co. Down and employs 17 people. This office adheres to the standards of the Fair Employment (Northern Ireland) Act of 1989 (the "Act") and to the Company's own policy of equal employment opportunity. In April 1992, D&B Ireland registered with the Fair Employment Commission as required by the Act. Neither the Company, D&B Ireland nor, to the Company's knowledge, the appropriate governmental agencies in Northern Ireland have ever received any complaint of religious or political discrimination with respect to D&B Ireland's operations and the Company is satisfied that the employment practices adopted by the Bangor office are fair and non-discriminatory.

     The objective of both the MacBride Principles and the Act is to eliminate employment discrimination in Northern Ireland. The Company wholeheartedly supports this objective. However, by adopting the MacBride Principles, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This would be neither necessary nor desirable, particularly in view of the Company's own internal policies and practices with respect to the promotion of fair and equal employment opportunities. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THIS PROPOSAL.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

 EXECUTIVE COMPENSATION PHILOSOPHY

     Dun & Bradstreet's executive compensation program reflects the following executive compensation philosophy, which was developed by the Executive Compensation and Stock Option Committee of the Board of Directors and adopted by the Board of Directors in April 1992:

     "Dun & Bradstreet's mission is to be the number one worldwide provider of quality business-to-business information and related services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to Shareowners, D&B must compete for, attract, develop, motivate and retain top quality executive talent at the Corporate Office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

     D&B's executive compensation program is a critical management tool in achieving this goal. `Pay for performance' is the underlying philosophy for D&B's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors which meets regularly during the year and is comprised entirely of independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     To align Shareowner interests and executive rewards, significant portions of each D&B executive's compensation represent `at risk' pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     . provide annual, intermediate and longer term incentives that help focus each executive's attention on approved operating-unit and Corporate business goals the attainment of which, in the judgment of the Committee, should increase long-term Shareowner value.

     . link `at risk' pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters.

     . reward individual and team achievements that contribute to the attainment of the Corporation's business goals.

     . provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with top-ranking, multi-divisional, global companies and reflective of the Corporation's performance.

     . support organizational changes and objectives which are strategic, structural or cultural."

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term Shareowner value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share ("EPS") and return on shareowners' equity ("ROE"). The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its Shareowners. These include (i) the development of competitive advantage, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, and (iv) the general performance of individual job responsibilities.

 Components of Executive Compensation Program

     Dun & Bradstreet's executive compensation program consists of (i) an annual salary and bonus, (ii) an intermediate-term incentive represented by potential performance unit awards, and (iii) a long-term incentive represented by stock options. As explained below, the bonuses, performance units and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term Shareowner value.

     Under recent amendments to the Internal Revenue Code, beginning in 1994 certain incentive compensation paid to the five most highly-paid executives of the Company is not deductible for federal income tax purposes unless changes are made in the Company's incentive plans described below, and such changes are submitted for Shareowner approval. Although the Committee believes that the ability to claim such tax deductions is of value to the Company, it has determined not to amend the plans at this time because information currently available to it is insufficient to determine what changes should be made and how they would affect the operation of the plans. Proposed Internal Revenue Service regulations leave many such questions unanswered and final regulations are not expected to be issued until later in 1994. At that time the Committee intends to reconsider the advisability of amending the plans and submitting them for Shareowner approval.

     Salary and Bonus. In December of each year, the Committee sets the annual salary of each executive officer, including those named in the Summary Compensation Table below (the "named executives"), for the following year and establishes a potential bonus the executive may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. These goals consist of a mix of targets for the performance measures of corporate EPS, net income and revenue, as well as, for certain executive officers, business unit operating income and revenue. The Committee sets these targets early in the year after a detailed review by the Board of Directors of the Company's annual operating budget. No bonus is earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the potential bonus with respect to a measure is earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the potential bonus for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure.

     The bonus portion of compensation is highly leveraged. For example, each 1% above or below the EPS and net income targets will have a positive or negative impact several times greater than 1% on the bonus actually earned versus the potential bonus. In the case of the 1993 corporate revenue target, the upward multiplier effect applied to revenue growth above the 1992 figure, but no bonus would have been earned with respect to the revenue component if 1993 revenue had been below 1992 revenue. In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Committee, such as certain (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred, that is, they are not taken into account in determining the degree to which the targets are met in that year.

     Performance Units. Under Dun & Bradstreet's intermediate-term Performance Unit Plan, executive officers are granted performance units which represent the opportunity to earn cash and restricted stock at the end of a set period (currently three years) following the date of grant, based upon the degree to which previously established performance goals for that period have been met. These goals include floor and target corporate EPS and revenue growth performance targets, and there are leveraged payout rates that operate in a manner similar to the bonus plan described above. A new award period begins each year. The cash performance unit awards shown as paid in 1993 under "Long-Term Incentive Payouts" in the Summary Compensation Table were based on performance targets previously established by the Committee for the 1990-1992 period for the named executives other than Serge Okun. The award shown as paid to Mr. Okun in 1993 was paid under the Long-Term Incentive Compensation Plan of I.M.S. International, Inc. ("IMS"), a wholly-owned subsidiary of Dun & Bradstreet. Under this plan, Mr. Okun was granted units with an eventual value determined by the extent to which IMS earnings growth during a performance period met or exceeded targets established by Robert E. Weissman, the President and Chief Executive Officer of Dun & Bradstreet, prior to the start of each performance period.

     It has been the Company's practice to award restricted stock to executive officers who earn cash performance unit awards at the end of an award period, based on achievement of the same performance goals underlying the cash awards. The amounts of restricted stock shown in the Summary Compensation Table as awarded in 1993 to executive officers other than Mr. Okun were equal to 50% of the cash performance unit awards earned by the named executives for the 1990-1992 period, so that one-third of the total intermediate-term award consisted of restricted stock.

Restricted stock is Dun & Bradstreet Common Stock that must be held for a specified period of time after it is issued before it can be sold or disposed of. (Currently, one third of the restricted stock vests in each of the three years following the date of issue.) The executive is entitled to receive dividends and vote the stock during this period. If the executive leaves the Company other than by retirement, the unvested stock generally is forfeited. Thus, performance-based restricted stock awards serve as both a reward for performance and a retention device for key executives, as well as aligning their interests with Shareowners as a group.

     Stock Options. The long-term component of Dun & Bradstreet's executive compensation program consists of stock option grants. The options permit the option holder to buy the number of shares of Dun & Bradstreet Common Stock covered by the option (an "option exercise") at a price equal to the market price of the stock at the time of grant. Thus, the options gain value only to the extent the stock price exceeds the option exercise price during the life of the option. The options may not be exercised for at least one year after grant. Except as indicated below, they may then be exercised in installments of 25% of the grant amount each year until they are 100% vested and they expire 10 years after the grant date.


 Basis of 1993 Compensation

     As indicated in the Company's executive compensation philosophy, a major factor in the Committee's compensation decisions is the competitive marketplace for senior executives. The Committee uses the services of outside compensation consultants to secure data on competitive compensation trends and meets with these consultants outside the presence of management. In setting competitive compensation levels, the Company compares itself to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and global presence with which Dun & Bradstreet competes for executives (the "compensation comparison group"). Since the Company's most direct competitors for executive talent are not the same companies used for a comparison of Shareowner return, the compensation comparison group is not the same as the "performance peer group" used for the 5-Year Cumulative Total Return graph discussed below.

     In determining the 1993 salary and bonus for Charles W. Moritz, the Company's Chief Executive Officer during 1993, and the other named executives, the Committee's approach was to set compensation opportunity levels above the median compensation level, but not exceeding the 75th percentile, of the compensation comparison group of companies. The Committee also took account of the Company's revenue, cash flow and ROE performance, its ability to meet EPS targets, improvements in operating margins through increased productivity and lower costs, and other actions taken to increase the long-term value of the Company to its Shareowners, without any specific weighting of those factors. In addition, the Committee took into consideration actions to encourage the Company's associates to focus on customer satisfaction and to ensure that the Company's values and ethical business standards are clearly understood and followed by its associates worldwide.

     After considering these factors, the Committee increased Mr. Moritz's 1993 salary by 6.5% over 1992, and increased his 1993 bonus opportunity by 7.1% over 1992. In determining the performance targets for earning the 1993 bonus, the Committee believed that revenue growth, net income growth and EPS growth were of equal significance, and thus these three factors were given essentially equal weight (34%, 33% and 33%, respectively) in determining the bonus earned.

     For 1993 and at least the four previous years, year-to-year increases in total annual cash compensation opportunities for Mr. Moritz and the other named executives have reflected a higher percentage increase in bonus opportunity versus salary in order to provide a strong linkage between compensation and corporate performance.

     The 1993 performance unit grants to the named executives shown in the table labeled "Long-Term Incentive Plans--Awards in Last Fiscal Year" were made in December 1993 and are for awards to be earned over the 1994-1996 period. The amount ultimately paid for these awards is based on a combination of cumulative three-year corporate EPS and revenue growth targets established by the Committee.

     Generally, the Committee sets the size of stock option grants based on a multiple of salary, after considering the practices of the compensation comparison group. In determining the amount of a stock option grant, the Committee has not specifically used as a factor the number of options held by the named executive, since to do so might encourage the executive to exercise options earlier than otherwise. However, the Committee does review an analysis of the executive's past compensation, and, where applicable, prospective compensation values based on various assumptions of retirement age and corporate performance. The table labeled "Option/SAR Grants in Last Fiscal Year" lists the present values associated with 1993 option grants to Mr. Moritz and the other named executives, based on the Black-Scholes option valuation model, which is one of the methods permitted by the SEC to value options.

     As part of a top management succession transition, Mr. Weissman was elected Chief Executive Officer of the Company effective January 1, 1994; Mr. Moritz remains as Chairman. In view of Mr. Moritz's changed responsibilities, the Committee granted him stock options in December 1993 with terms different from those granted to the other named executives. The value of Mr. Moritz's 1993 stock option grant was decreased by 20% from the 1992 grant, measured by the market value of the shares underlying the options on the date of grant. In addition, none of Mr. Moritz's 1993 grant of stock options may be exercised until October 1, 1995, at which time they may all be exercised. They expire four years after the grant date, as opposed to the usual 10 years. Furthermore, no 1993 performance unit grant was made to Mr. Moritz.

     The Committee believes that the compensation package for Mr. Moritz is appropriate from several perspectives. His 1993 salary and bonus ranks between the 50th and 75th percentiles of the salary and bonus of chief executive officers in the compensation comparison group. Additionally, Mr. Moritz's compensation is appropriate in view of the performance of the Company as discussed below and the Company's high rankings in Fortune magazine's August 1993 listing of its 1992 Global Service 500 companies. Of the 500 Global Service companies, Dun & Bradstreet ranked 4th in return on assets and 15th in return on sales/revenues. Of the 100 companies in the diversified service group within the Global Service 500, Dun & Bradstreet was the only "information services" company and was ranked 11th in net income, 35th in shareowners' equity, 64th in assets and 100th in sales.

     The first graph following this Report, which is required by the SEC, compares the Company's five-year cumulative total return to Shareowners (stock price appreciation plus dividends) from December 31, 1988 to December 31, 1993 with the return for the Standard & Poor's 500 Index ("S&P 500") and an index of performance peer group companies. Since there is no widely recognized standard industry group or index comprising Dun & Bradstreet and peer companies, the BusinessWeek magazine Publishing Group of companies, which includes Dun & Bradstreet and 14 other companies, has been used as the peer group. The performance peer group return figures shown in the graph exclude Dun & Bradstreet and one company which does not have five years of public results. While Dun & Bradstreet had a return lower than the S&P 500 over the five-year period, resulting in part from a decline in earnings in 1990, in the four-year period from the end of 1989 through 1993 the Company's cumulative total return to Shareowners was higher than that of the S&P 500 and the performance peer group, as shown in the second graph following this Report. In addition, as shown in the third graph following this Report, Dun & Bradstreet outperformed the S&P 500 and the performance peer group in ROE over the five-year period 1988-1993.


     EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

     James R. Peterson, Chairman
     Kingman Douglass                   Robert J. Lanigan
     Robert A. Hanson                   Vernon R. Loucks, Jr.

     {The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.}

                      COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                      --------------------------------------------
               DUN & BRADSTREET, S&P 500 & BUSINESSWEEK PUBLISHING GROUP
               ----------------------------------------------------------

                   12/31     12/31     12/31     12/31     12/31     12/31
                   1988      1989      1990      1991      1992      1993
                   -----     -----     -----     -----     -----     -----

S&P 500            $100.0    $131.7    $127.6    $166.5    $179.2    $197.2
Peer Group         $100.0    $117.3    $ 92.4    $107.7    $125.8    $157.0
Dun & Bradstreet   $100.0    $ 89.1    $ 85.6    $122.3    $127.9    $142.0

Source: Zacks Investment Research.
Assumes $100 invested on 12/31/88.
Total return calculated to December 31, 1993.
Assumes dividend reinvestment.

The performance peer group consists of McGraw-Hill, Inc., Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The Times Mirror Company, The New York Times Company, The Washington Post Company, Tribune Company, Commerce Clearing House, Inc., Meredith Corporation, Time Warner Inc., Western Publishing Group, Inc. and The E.W. Scripps Company. These companies, along with Dun & Bradstreet and one company that does not have a five-year stock price history, constitute BusinessWeek's Publishing Group as published on December 27, 1993.

     {The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.}

                      COMPARISON OF 4-YEAR CUMULATIVE TOTAL RETURN
                      --------------------------------------------
               DUN & BRADSTREET, S&P 500 & BUSINESSWEEK PUBLISHING GROUP
               ----------------------------------------------------------

                             12/31     12/31     12/31     12/31     12/31
                             1989      1990      1991      1992      1993
                             -----     -----     -----     -----     -----

Dun & Bradstreet             $100.0    $ 96.1    $137.4    $143.6    $159.5
S&P 500                      $100.0    $ 96.9    $126.4    $136.1    $149.8
Peer Group                   $100.0    $ 78.8    $ 91.8    $107.2    $133.9

Source: Zacks Investment Research.
Assumes $100 invested on 12/31/89.
Total return calculated to December 31, 1993.
Assumes dividend reinvestment.



     {The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.}


                     COMPARISON OF 5-YEAR RETURN ON AVERAGE EQUITY
                     ---------------------------------------------
               DUN & BRADSTREET, S&P 500 & BUSINESSWEEK PUBLISHING GROUP
               ----------------------------------------------------------

                                          YEAR END
                   -------------------------------------------------------
                   1988      1989      1990      1991      1992      1993
                   -----     -----     -----     -----     -----     -----

Dun & Bradstreet    25.4%     27.2%     24.2%     24.4%     25.6%     29.1%
S&P 500             15.4%     14.1%     12.5%      9.0%     10.7%     11.9%
Peer Group          20.5%     11.5%      5.7%      5.8%      6.4%      7.6%

Source: Compustat.
1993 reflects latest 4 quarters available (through 3Q93).
Income is before extraordinary items.
Equity is as reported by each company.
Peer Group weighted by book value.

                                                         SUMMARY COMPENSATION TABLE

                                                                                     Long-Term Compensation
                                                                           -------------------------------------
                                              Annual Compensation                    Awards            Payouts
                                      ----------------------------------   ------------------------ ------------
    (a)                        (b)      (c)         (d)          (e)            (f)         (g)          (h)           (i)
                                                                                        Securities
                                                            Other Annual    Restricted  Underlying    Long-Term     All Other
                                                               Compen-         Stock     Options/     Incentive      Compen-
                                      Salary     Bonus (1)   sation (2)    Award(s) (3)  SAR's (4)   Payouts (5)   sation (6)
Name and Principal Position   Year      ($)         ($)          ($)          ($)           (#)          ($)           ($)
Charles W. Moritz             1993   988,615     872,460       1,434         460,072      40,160       920,250      80,066
Chairman of the Board and     1992   929,231     839,370       1,055         257,992      54,372       516,000      53,412
 Chief Executive Officer      1991   879,077     750,394         --          293,388      56,296       316,875         --
Robert E. Weissman            1993   674,077     591,334           0         306,734      40,160       613,500      54,472
President and Chief           1992   634,462     569,573       1,712         171,995      37,748       344,000      36,495
 Operating Officer            1991   599,423     513,173         --          190,026      39,111       190,125         --
Volney Taylor                 1993   444,423     491,941           0         153,963      27,037       307,988      37,807
Executive Vice President      1992   419,615     418,750       1,579          72,043      20,086       144,167      23,100
                              1991   394,423     306,810         --           60,904      20,148       121,875         --
Serge Okun                    1993   475,000     450,000           0         249,986      24,788       300,000      11,585
Executive Vice President      1992   450,000     375,000           0               0      11,774       275,000       5,707
                              1991   435,000     300,000         --                0      11,851       150,000         --
Edwin A. Bescherer, Jr.       1993   414,539     352,902           0         138,016      18,634       276,075      31,506
Executive Vice President-     1992   394,615     304,771       3,670          68,776      17,662       137,600      21,171
 Finance and Chief            1991   369,596     271,110         --           48,714      20,148        97,500         --
 Financial Officer

- ------------
     (1) Bonus amounts shown were earned with respect to each year indicated and paid in the following year.

     (2) Amounts shown represent reimbursement for taxes paid by the named executive officers with respect to Company-directed spousal travel. Information in this column is not required for years prior to 1992.

     (3) Amounts shown represent dollar value on the date of grant of restricted stock granted in each year. In addition, the number and value of the aggregate restricted stock holdings of the named executive officers at Decem-ber 31, 1993 were: Mr. Moritz--12,361 shares ($761,748); Mr. Weissman--8,165 shares ($503,169); Mr.
          Taylor--4,023 shares ($247,917); Mr. Okun--4,115 shares ($253,587)
          and Mr. Bescherer--3,613 shares ($222,652). Other than for Mr. Okun, one-third of each restricted stock award vests in each of the three years following the date of the award. For Mr. Okun, the restricted stock award will vest, in full, in February 1996 based on achievement of specific performance criteria. Dividends are paid at the rate established from time to time for Dun & Bradstreet Common Stock.

     (4) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year.

     (5) Amounts shown represent payments made in each year under the Key Employees Performance Unit Plan or, for Mr. Okun, the IMS Long-Term Incentive Compensation Plan.

     (6) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer (other than Mr. Okun) under the Dun & Bradstreet Profit Participation Plan ("PPP") and the Profit Participation Benefit Equalization Plan ("PPBEP"), plans which are open to associates of Dun & Bradstreet and certain subsidiaries upon completion of one year of service. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan which provides a benefit to participants in the PPP equal to the amount of Company contributions that would have been made to the participant's PPP account but for certain Federal tax laws. The amounts shown for Mr. Okun represent Company-paid premiums for life insurance provided under the IMS Executive Pension Plan. Information in this column is not required for years prior to 1992.


                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                           INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------------------------------------------------

                      (A)                             (B)            (C)            (D)            (E)            (F)
                                                   NUMBER OF
                                                  SECURITIES
                                                  UNDERLYING     % OF TOTAL
                                                   OPTIONS/     OPTIONS/SAR'S    EXERCISE
                                                     SAR'S       GRANTED TO       OR BASE                     GRANT DATE
                                                  GRANTED (1)   EMPLOYEES IN       PRICE       EXPIRATION  PRESENT VALUE (2)
                     NAME                             (#)        FISCAL YEAR     ($/SHARE)        DATE            ($)
- -----------------------------------------------   -----------   -------------    ---------     ----------  -----------------
Charles W. Moritz. . . . . . . . . . . . . . .     40,160           2.28%          62.25        12/14/97       357,500
Robert E. Weissman . . . . . . . . . . . . . .     40,160           2.28%          62.25        12/14/03       495,000
Volney Taylor. . . . . . . . . . . . . . . . .     18,634           1.54%          62.25        12/14/03       229,700
                                                    8,403                          59.50        07/20/03        99,000
Serge Okun . . . . . . . . . . . . . . . . . .     16,385           1.41%          62.25        12/14/03       202,000
                                                    8,403                          59.50        07/20/03        99,000
Edwin A. Bescherer, Jr.. . . . . . . . . . . .     18,634           1.06%          62.25        12/14/03       229,700

- ------------
(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SAR's"), granted in 1993. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested, other than the grant to Mr. Moritz which may not be exercised until October 1, 1995, at which time it may be exercised in full. Payment must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by the Company to pay withholding taxes due. The options shown include Limited SAR's in tandem with the options. Limited SAR's are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SAR's can be exercised regardless of whether the Company supports or opposes the offer.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 0.152, a risk-free rate of return of 7%, a dividend yield of 4.16%, and a time of exercise of 10 years, except four years for Mr. Moritz's grant. (This difference in exercise times accounts for the difference in grant date present value between the grants to Mr. Moritz and Mr. Weissman.) These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

                                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR-END OPTION/SAR VALUES

     (a)                      (b)           (c)                   (d)                               (e)
                                                          Number of Securities
                                                         Underlying Unexercised            Value of Unexercised
                            Shares                       Options/SAR's at Fiscal        In-the-Money Options/SAR's
                           Acquired        Value             Year-End (2)(#)            at Fiscal Year-End (3) ($)
                          On Exercise  Realized (1)    ---------------------------     -----------------------------
 Name                         (#)           ($)        Exercisable   Unexercisable      Exercisable    Unexercisable
- ------------------------  -----------  ------------    -----------   ------------       -----------    -------------
Charles W. Moritz. . . .         0               0       270,704        123,846         4,379,823         764,672
Robert E. Weissman . . .         0               0       173,894         97,907         2,746,459         523,656
Volney Taylor .. . . . .         0               0        86,456         57,357         1,302,020         291,315
Serge Okun. . .. . . . .     5,055          60,028        10,472         41,919           133,147         165,039
                             6,578         152,116
                             4,746         115,684
                             2,962          45,171
Edwin A. Bescherer, Jr..     1,425          44,175        71,481         46,684         1,027,601         257,317
                             3,888          83,835

- ------------------
     (1) Amounts shown represent the value realized upon the exercise of stock options during 1993, which equals the difference between the exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.
     (2)  No SAR's were outstanding at December 31, 1993.

     (3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock at December 31, 1993. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

                                         LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

              (a)                               (b)               (c)             (d)            (e)          (f)
                                                              Performance         Estimated Future Payouts
                                               No. of           or Other     Under Non-Stock Price-Based Plans (2)
                                            Shares, Units     Period Until  -----------------------------------------
                                              or Other         Maturation      Threshold ($) Target ($)   Maximum ($)
             Name                          Rights (1) ($)       or Payout          (0%)        (100%)       (200%)
- ---------------------------------          ---------------    ------------     ------------  -----------  -----------
Charles W. Moritz. . . . . . . . . .                 0                0           0                 0              0
Robert E. Weissman . . . . . . . . .         1,200,000         Three Years        0         1,200,000      2,400,000
Volney Taylor .  . . . . . . . . . .           540,000         Three Years        0           540,000      1,080,000
Serge Okun. . .  . . . . . . . . . .           480,000         Three Years        0           480,000        960,000
Edwin A. Bescherer, Jr.. . . . . . .           540,000         Three Years        0           540,000      1,080,000

- ------------
     (1) Amounts shown represent nominal dollar value of grants under the Dun & Bradstreet Performance Unit Plan. The material terms of these grants are described in the Report of the Executive Compensation and Stock Option Committee above.

     (2) Cash awards may range from 0 to 200% of the nominal grant value based on achievements within a range of performance goals. In addition, restricted stock will be granted at the time cash performance unit awards are paid out, in an amount equal to 50% of the cash awards earned.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under the Dun & Bradstreet Retirement Plan, Dun & Bradstreet's Supplemental Executive Benefit Plan and Pension Benefit Equalization Plan to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.

                                      Estimated Aggregate Annual Retirement Benefit
       Average                                Assuming Credited Service of:
        Final                        -----------------------------------------------------------------
    Compensation                   15 Years     20 Years     25 Years     30 Years    35 Years
    ------------                   ---------    ---------    ---------    ---------  ----------
$  550,000. . . . . . . . . .   $  330,000   $  330,000    $  330,000   $  330,000   $  330,000
   700,000. . . . . . . . . .      420,000      420,000       420,000      420,000      420,000
   850,000. . . . . . . . . .      510,000      510,000       510,000      510,000      510,000
 1,000,000. . . . . . . . . .      600,000      600,000       600,000      600,000      600,000
 1,300,000. . . . . . . . . .      780,000      780,000       780,000      780,000      780,000
 1,600,000. . . . . . . . . .      960,000      960,000       960,000      960,000      960,000
 1,900,000. . . . . . . . . .    1,140,000    1,140,000     1,140,000    1,140,000    1,140,000
 2,200,000. . . . . . . . . .    1,320,000    1,320,000     1,320,000    1,320,000    1,320,000

     The number of years of credited service for Messrs. Moritz, Weissman, Taylor and Bescherer are, respectively, 33, 14, 22 and 15. Mr. Okun's retirement benefits are described below.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table above are not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and current year's bonuses accrued and included in the Summary Compensation Table are not. For 1993, compensation for purposes of determining retirement benefits for each of the executive officers named in the Summary Compensation Table differed by less than 10% from the amount shown in the table.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years' service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The following table sets forth the estimated aggregate annual benefits payable under the Dun & Bradstreet Retirement Plan, the IMS Executive Pension Plan, and any other retirement plan of IMS or a subsidiary of IMS, to designated senior executives of IMS in specified Final Pensionable Salary and credited years of service classifications upon retirement at age 65.



                             Estimated Aggregate Annual Retirement Benefit
                                     Assuming Credited Service of:
                             --------------------------------------------
        Final                                                25 Years
 Pensionable Salary            15 Years       20 Years        or More
 ------------------            --------       --------        -------
$400,000. . . . . . . . . .     $150,000      $200,000      $240,000
 500,000. . . . . . . . . .      187,500       250,000       300,000
 600,000. . . . . . . . . .      225,000       300,000       360,000

     Mr. Okun, the only executive officer of Dun & Bradstreet participating in the IMS Executive Pension Plan, has 22 years of credited service for purposes of this plan.

     Final Pensionable Salary is defined in the IMS Executive Pension Plan as the basic salary paid to a participant by IMS and any of its subsidiaries averaged over the three years which produce the highest average during the ten years immediately preceding the date of retirement, death or other termination of participation in the IMS Executive Pension Plan. The benefits shown in the table above are calculated on a straight-life annuity basis and are not subject to any deduction for U.S. Social Security or any other offset.

     Pursuant to an agreement with Mr. Okun in connection with Dun & Bradstreet's acquisition of IMS in 1988, if Mr. Okun's employment is terminated for any reason (including retirement) other than for cause, he shall be entitled to receive the actuarial equivalent of his accrued pension benefits in a lump sum, such benefit to be calculated assuming he had an additional three years of credited service at a salary equal to his base salary on the date of termination plus an increase in such salary over such three-year period of 9.01% compounded annually.


CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

     Beginning in 1989, the Company entered into agreements with the executive officers named in the Summary Compensation Table above (as well as other officers and key associates of Dun & Bradstreet and its domestic subsidiaries) providing for certain benefits upon actual or constructive termination of employment in the event of a Change in Control (as defined below) of the Company. With respect to the named executive officers, if, following a Change in Control, such an executive officer's employment is terminated other than for cause or by reason of death, disability or normal retirement, or the executive officer terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), such executive officer shall be entitled to receive a lump sum payment equal to three times salary plus bonus opportunity, continuation of welfare benefits and certain perquisites for three years, outplacement consulting in the amount of 20% of salary plus bonus opportunity, immediate vesting of all deferred compensation and benefit plan entitlements and payment of any excise taxes due in respect of the foregoing benefits. The term of each agreement continued until December 31, 1992, and has been automatically extended for additional one-year terms subject to termination by the Company. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if: (i) any person becomes the owner of 30% of Dun & Bradstreet's voting securities; (ii) during a two-year period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Shareowners approve a merger or consolidation with another company in which Dun & Bradstreet's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) the Shareowners approve a liquidation, sale or disposition of all or substantially all of the Company's assets.


COMPENSATION OF DIRECTORS

     Cash Compensation. In 1993, each director not employed by the Company was paid a retainer at an annual rate of $30,000 in quarterly installments. In addition, each such director was paid a fee of $1,200 for each Board or Committee meeting attended in 1993. If a Board or Committee meeting lasted more than half a day or if such meeting was held other than on a date regularly scheduled for a Board meeting, the regular $1,200 fee was doubled for such meeting. Directors who were employed by the Company received no retainers or fees.

     Each director not employed by the Company may elect on or before December 31 of any year to have all or a specified part of the retainer and fees during the subsequent calendar year or years deferred until such director ceases to be a director. New directors may similarly so elect at the beginning of their terms. Such deferred amounts are held for the account of directors and bear interest at prescribed rates. Deferred amounts and accrued interest are paid in accordance with a director's election in a lump sum or five or ten annual installments commencing on the tenth day of the calendar year following the year in which such person ceases to be a director of Dun & Bradstreet, except that the balance of a director's account is paid in a lump sum on the tenth day of the calendar year following the director's death to the director's estate or to such beneficiary as was previously designated by the director. A director may change or terminate an election to defer retainers and fees, effective as of the end of the calendar year in which notice of such change or termination is given to Dun & Bradstreet.

     Upon the occurrence of a Change in Control of the Company, (i) a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the Change in Control and (ii) the total amount credited to each director's deferred account from the date of the Change in Control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the Change in Control shall be effective as of the date of the Change in Control rather than the end of the calendar year.

     Retirement Plan. Directors who serve as such for at least ten years, including at least two years during which the director was not also employed by the Company, participate in a retirement benefit plan. Upon reaching age 70 (or age 65 in the case of a director who retires due to disability), a director satisfying such criteria is entitled to receive annually, after retirement from the Board, an amount equal to the annual retainer being paid directors (exclusive of meeting fees) at the time the director retires. To receive any such benefits, a former director must agree to be available to consult with and render advice to the Company. Conduct detrimental to the Company results in forfeiture of retirement benefits. Benefits cease upon a former director's death.

     Upon the occurrence of a Change in Control of the Company, (i) a director already receiving benefits under the plan shall have the present value of the remaining benefits payable to the director paid in a lump sum, (ii) a director who has ten or more years of eligible service at the time of a Change in Control shall have the present value of such director's accrued benefits at that time paid in a lump sum, (iii) a director who has at least five but less than ten years of eligible service at the time of a Change in Control shall have a pro rata portion (based on the number of full years of service) of the present value of the benefits such director would be entitled to had he or she completed ten years of eligible service paid in a lump sum, (iv) a director who has less than five years of eligible service at the time of a Change in Control but who subsequently completes five years of eligible service shall have fifty percent of the present value of the benefits such director would be entitled to had he or she completed ten years of eligible service paid in a lump sum at that time, and (v) upon the persons referred to in (ii), (iii), and (iv) above ceasing to be directors, such persons shall have the present value of any additional benefits accrued by them under the plan after the initial lump sum payment paid in a lump sum.


                      SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the number of shares of Dun & Bradstreet Common Stock, par value $1 per share, the only outstanding equity security (other than stock options) or voting security of Dun & Bradstreet, beneficially owned by each of the current directors, each of the executive officers named in the Summary Compensation Table above, and all present directors and executive officers of Dun & Bradstreet as a group, at December 31, 1993. The table also sets forth the name and address of the only persons known to Dun & Bradstreet to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to Dun & Bradstreet's knowledge, on December 31, 1993. Such information is based upon information furnished by each such person (or, in the case of the Owners, based upon a Schedule 13G filed by such Owners with the SEC) and is correct to the best knowledge of Dun & Bradstreet. It should be noted that in certain cases shares required under rules of the SEC to be shown as beneficially owned are shares to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers as a group own less than 1% of the Common Stock. Percentages are based upon the number of shares of Dun & Bradstreet Common Stock outstanding at December 31, 1993, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

                NAME                                             NUMBER OF SHARES AND NATURE OF OWNERSHIP
- --------------------------------------                    -------------------------------------------------------
Hall Adams, Jr.. . . . . . . . . . .            500       Direct
                                         ----------
Clifford L. Alexander, Jr. . . . . .            400       Direct (1) (2)
                                         ----------
Edwin A. Bescherer, Jr.. . . . . . .         12,875       Direct
                                              3,613       Restricted Stock Grant (3)
                                             71,481       Rights to Acquire Within 60 Days by Exercise of Options
                                         ----------
                                             87,969
                                         ----------
Kingman Douglass . . . . . . . . . .          1,000       Direct (4)
                                         ----------
Mary Johnston Evans. . . . . . . . .          1,000       Direct
                                         ----------
Robert A. Hanson . . . . . . . . . .            400       Direct
                                         ----------
Robert J. Lanigan. . . . . . . . . .          6,200       Direct (5)
                                         ----------
Vernon R. Loucks, Jr.. . . . . . . .            700       Direct (6)
                                         ----------
John R. Meyer. . . . . . . . . . . .          2,500       Direct (1) (2)
                                         ----------
Charles W. Moritz. . . . . . . . . .         72,798       Direct
                                             12,361       Restricted Stock Grant (3)
                                            270,704       Rights to Acquire Within 60 Days by Exercise of Options
                                         ----------
                                            355,863
                                         ----------
Serge Okun . . . . . . . . . . . . .            500       Direct
                                              4,115       Restricted Stock Grant (3)
                                             10,472       Rights to Acquire Within 60 Days by Exercise of Options
                                         ----------
                                             15,087
                                         ----------
James R. Peterson. . . . . . . . . .          3,400       Direct
                                         ----------
Michael R. Quinlan . . . . . . . . .            500       Direct
                                         ----------
Volney Taylor. . . . . . . . . . . .         60,899       Direct
                                              4,023       Restricted Stock Grant (3)
                                             86,456       Rights to Acquire Within 60 Days by Exercise of Options
                                            151,378
                                         ----------
Robert E. Weissman . . . . . . . . .         95,223       Direct
                                              8,165       Restricted Stock Grant (3)
                                            173,894       Rights to Acquire Within 60 Days by Exercise of Options
                                         ----------
                                            277,282
                                         ----------
All Directors and Executive
 Officers as a Group . . . . . . . .      1,203,354       (7)
                                         ----------
The Capital Group, Inc.
 and its subsidiary,
 Capital Research and
 Management Company,
 333 South Hope Street,
 Los Angeles, CA 90071 . . . . . . .     10,048,700(8)    (9)
                                        ----------

- ----------
(1)  As to which the indicated person has shared voting power.
(2)  As to which the indicated person has shared investment power.
(3) Represents shares of restricted stock granted under the 1989 Key Employees Restricted Stock Plan, which shares are scheduled to vest in 1994, 1995 and 1996.
(4) Does not include 78,400 shares held by a trust in which Mr. Douglass has a vested income interest and in which he disclaims beneficial ownership.

(5) These shares are held in two revocable trusts (one trust holding 5,000 shares and the other 1,200 shares) for the benefit of Mr. Lanigan in which he is the settlor and sole beneficial owner and over which he has sole investment control. Mr. Lanigan did not file a timely report with the SEC as to a purchase of 200 shares of Common Stock that he made in September 1986, which are included in the shares listed in this table, due to an administrative oversight. Also, his reports to the SEC stated that a portion of the shares listed in this table were owned directly by him whereas, in fact, all such shares were held in the trusts referred to above.
(6)  Includes 300 shares held in a Keogh Plan for the benefit of Mr. Loucks.
(7) Includes all shares beneficially owned, regardless of nature of ownership, and all rights to acquire shares within 60 days.
(8)  Represents 5.9% of the total outstanding Common Stock on December 31,
     1993.
(9) The Capital Group, Inc. ("CGI") and its wholly-owned subsidiary, Capital Research and Management Company ("CRMC"), jointly filed a Schedule 13G with the SEC on February 9, 1994. This Schedule 13G shows that CRMC, a registered investment adviser, had, as of December 31, 1993, sole dispositive power (but no voting power) over 10,047,000 shares of Common Stock. Because of the SEC's ownership attribution rules, the Schedule 13G also shows CGI as having sole dispositive power over such shares, as well as sole voting and dispositive power over an additional 1,700 shares.

                                     OTHER MATTERS

     Dun & Bradstreet knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                      SHAREOWNER PROPOSALS FOR 1995 ANNUAL MEETING

     Shareowner proposals intended to be presented at the Dun & Bradstreet Annual Meeting of Shareowners in 1995 must be received by Dun & Bradstreet no later than November 11, 1994.


March 11, 1994

                                 APPENDIX
                 (Pursuant to Rule 304 of Regulation S-T)


1. Page 12 contains a description in tabular form of a graph entitled "Comparison of 5-Year Cumulative Total Return, Dun & Bradstreet, S&P 500 and BusinessWeek Publishing Group," which graph is contained in the paper format of this Proxy Statement being sent to Shareholders.


2. Page 13 contains a description in tabular form of a graph entitled "Comparison of 4-Year Cumulative Total Return, Dun & Bradstreet, S&P 500 and BusinessWeek Publishing Group," which graph is contained in the paper format of this Proxy Statement being sent to Shareholders.

3. Page 13 contains a description in tabular form of a graph entitled "Comparison of 5-Year Return on Average Equity, Dun & Bradstreet, S&P 500 and BusinessWeek Publishing Group," which graph is contained in the paper format of this Proxy Statement being sent to Shareholders.

                            THE DUN & BRADSTREET CORPORATION

      PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD APRIL 19, 1994
                AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     CHARLES W. MORITZ, ROBERT E. WEISSMAN, EDWIN A. BESCHERER, JR., AND CHARLES F.G. RAIKES, or any of them, with full power of substitution, and/or Bankers Trust Company, the Trustee of the Dun & Bradstreet Profit Participation Plan (the "PPP") and of the DonTech Profit Participation Plan (the "DPPP"), are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareowners on April 19, 1994, and at any adjournment thereof:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEM (2).

     (1) Election of Class I Directors for a three-year term expiring at the 1997 Annual Meeting of Shareowners. Nominees: Hall Adams, Jr., Michael R. Quinlan and Robert E. Weissman.

          / /  FOR all nominees listed above,  / /  WITHHOLD authority to
               except vote withheld from the        vote for all nominees
               following nominees (if any):

               ------------------------------

 (2) Approval of Coopers & Lybrand as independent public accountants to audit the Company's consolidated financial statements for 1994. Mark only one.

          / / FOR                  / / AGAINST              / / ABSTAIN

                                                (PLEASE TURN OVER AND SIGN)




                            THE DUN & BRADSTREET CORPORATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM (3).

     (3) Approval of a Shareowner proposal regarding implementation of the MacBride Principles in Northern Ireland. Mark only one.

          / / FOR                  / / AGAINST              / / ABSTAIN

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREOWNER OF RECORD OR A PARTICIPANT IN THE PPP OR IN THE DPPP WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1), FOR ITEM (2), AND AGAINST ITEM (3). THE TRUSTEE OF THE PPP AND OF THE DPPP WILL VOTE ALL SHARES OF COMMON STOCK HELD IN THE PPP AND IN THE DPPP FOR WHICH VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED PRIOR TO APRIL 12, 1994 IN THE SAME PROPORTION AS THOSE RESPECTIVE PPP AND DPPP SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.

                               Date . . . . . . . . . . . . , 1994

                               . . . . . . . . . . . . . . . . . .

                               . . . . . . . . . . . . . . . . . .
                                SIGNATURE(S)

                               Please sign exactly as name appears
                               at left. Joint owners should each
                               sign. Executors, administrators,
                               trustees, etc. should so indicate
                               when signing and sign as required by
                               the authority held.

                               Proxy form begins on the reverse
                               side. Please vote, date, sign and
                               return immediately.